Exhibit 3.9

AMENDED AND RESTATED

BYLAWS

OF

TEXAS REGIONAL BANCSHARES, INC.

ARTICLE I

CAPITAL STOCK

SECTION 1.                                The corporation shall deliver certificates representing all shares to which shareholders are entitled.  Such certificates shall bear the signature of the Chairman of the Board, or a facsimile thereof, and the signature of the Secretary or an Assistant Secretary, or a facsimile thereof.  Any certificate bearing only facsimile signatures of the officers shall be countersigned by the corporation’s duly authorized transfer agent and registrar.  The certificates shall also bear either the seal of the corporation or a facsimile thereof.

SECTION 2.                                The stock of the corporation may be transferred only on the books of the corporation, or on the books of its duly authorized transfer agent and registrar, and upon the surrender of the outstanding certificate or certificates evidencing such stock endorsed by the transferor. The Secretary of the corporation, or the corporation’s duly authorized transfer agent and registrar, shall maintain, among other records, stockholder records in which are set forth the names and addresses of the holders of all issued shares of the corporation, the number of shares held by each, the certificate numbers representing such shares, and whether or not such shares originate from original issues or from transfer. The names and addresses as they appear on such stock transfer records shall be the official list of shareholders of record of the corporation for all purposes.

ARTICLE II

MEETINGS OF SHAREHOLDERS

SECTION 1.                                There shall be a regular meeting of shareholders, annually, in April of each year, to elect the Board of Directors for the succeeding year and to transact such other business as may be properly brought before the meeting.  The Board of Directors, the Chairman of the Board, the President or the holders of a majority of the shares of the capital stock of the corporation entitled to vote may call a special meeting of the Shareholders at any time.  At least ten days and not more than fifty days before any regular meeting, each shareholder of record shall be given written notice of the time and place thereof, and, in the case of special meetings, of the purpose or purposes for which the meeting is called. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer book of the corporation, with postage thereon prepaid. Any shareholder may waive notice of any meeting, and attendance at any meeting shall be deemed to be such a waiver.

SECTION 2.                                At all meetings of shareholders, regular or special, a majority of the outstanding Class A stock shall constitute a quorum. At all such meetings, a majority of the Class A shares represented at the meeting may decide any question coming before the meeting, except as otherwise prescribed by statute. At all shareholders’ meetings, each shareholder shall be entitled to one vote for each share of Class A capital stock held by him. Each shareholder may appear personally at any meeting or be represented by any person holding written proxy executed by such shareholder.

SECTION 3.                                Minutes of all meetings of the shareholders and of the Board of Directors shall be kept in the permanent records of the corporation. All minutes shall be signed by the Chairman of the meeting and by the Secretary of the meeting.

SECTION 4.                                In case a quorum shall not be present at any meeting of the shareholders, regular or special, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournments thereof.

SECTION 5.                                Action may be taken by the Shareholders without a meeting if each shareholder entitled to vote signs a written consent to the action and such consents are filed with the Secretary of the Corporation.

SECTION 6.                                Shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE III

DIRECTORS

SECTION 1.                                The Board of Directors of the corporation shall consist of not less than five (5) nor more than twenty-five (25) members, the exact number to be fixed and determined from time to time by resolution of the Board of Directors or by resolution of the shareholders at any annual or special meeting thereof.  Directors shall be elected at the annual meeting of the shareholders, except as provided in Article III Section 9 hereof.  Each Director (whether elected at a meeting or to fill a vacancy or otherwise) shall continue in office until such Director’s successor shall have been elected and qualified or until such Director’s earlier death, resignation or removal in the manner hereinafter provided.

SECTION 2.                                The Board of Directors shall be charged with the management of the affairs of the corporation. The Board of Directors may elect, from among the Directors, a Chairman of the Board, to whom the Board of Directors may delegate such functions of the Board as it deems proper.

SECTION 3.                                Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”) shall be entitled to appoint one or more then serving Directors as BBVA Designees.  BBVA shall appoint a BBVA Designee by delivery of a written notice to the Board of Directors, the Chairman, the President or the Secretary of the corporation which shall set forth the name of the individual so appointed.  Such notice shall be placed in the minute book of the corporation.  From time to time, BBVA, in its sole discretion, may replace a BBVA Designee with another then serving Director by written notice to the Board of Directors, the Chairman, the President or the Secretary of the corporation which shall set forth the name of such replacement.  Such notice shall be placed in the minute book of the corporation.

SECTION 4.                                A regular meeting of the Board of Directors shall be held annually, promptly following the annual meeting of shareholders as herein provided. No notice to the Directors of such regular meeting shall be required, but all Directors shall have notice of the annual meeting of shareholders whether or not they are themselves shareholders. Special meetings of the Board of Directors may be called by the President or Chairman on one day’s notice, which may be given in writing, orally or by telephone or by such other means as may be most convenient. Neither the business to be transacted nor the purpose of any special meeting of the Board of Directors need be specified in such notice.  Any Director may waive notice of any meeting, and attendance at any meeting shall be deemed to be such a waiver.

SECTION 5.                                At each meeting of the Board of Directors, the presence of a majority of the total number of members of the Board of Directors as constituted from time to time shall be necessary and sufficient to constitute a quorum for the transaction of business.  In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as so adjourned without further notice or waiver.  Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, a majority of those present at any meeting at which a quorum is present may decide any matter brought before such meeting; provided that such majority must include at least two BBVA Designees, unless BBVA provides that a lesser number of BBVA Designees shall be sufficient in any notice appointing BBVA Designees.

SECTION 6.                                Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors, including at least two BBVA Designees, unless BBVA provides that a lesser number of BBVA Designees shall be sufficient in any notice appointing BBVA Designees.  Such consent shall have the same force and effect as a unanimous vote of the directors, including the requisite number of BBVA Designees, at a duly convened meeting of the Board of Directors.  The signed consent, or a signed copy, shall be placed in the minute book of the corporation.

SECTION 7.                                The Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 8.                                Directors as such shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing contained herein shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 9.                                Any Director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman, the President or the Secretary.  Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

At any special meeting of the shareholders, duly called as provided in these Bylaws, any Director or Directors may be removed from office, either with or without cause.  A majority of the shareholders entitled to vote may remove any Director from the Board of Directors with or without cause.  A majority of the corporation’s Board of Directors may remove a Director only for cause.  At such meeting a successor or successors may be elected by the shareholders entitled to vote with respect thereto, or if any such vacancy is not so filled, it may be filled by the Directors as provided below.

Unless otherwise provided by the laws of the United States, the Articles of Incorporation or these Bylaws, any vacancy in the Board of Directors for any reason, including an increase in the number of directors constituting the entire Board of Directors, may be filled by action of the Board of Directors or by a resolution of the shareholders entitled to vote with respect thereto.

ARTICLE IV

COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1.  The Board of Directors may appoint, from time to time, from its own members, any committees of one or more persons, for such purposes and with such power as the Board of Directors may determine and set forth in a resolution creating such committee.  Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation or a facsimile thereof to be affixed to or reproduced on all such papers as said committee shall designate.  The Board of Directors may designate one or more Directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of such committee.  If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another Director to act at such meeting in the place of any such absent or disqualified member.  Unless otherwise set forth in these Bylaws, the term of office of the members of each committee shall be as fixed from time to time by the Board of Directors; provided, however, that any committee member who ceases to be a member of the Board of Directors shall automatically, without any further action, cease to be a committee member.  Each committee shall appoint a secretary, who may be a Director or an officer of the corporation.

SECTION 2.  Each committee may provide for the holding of regular meetings, with or without notice, and may fix the times and places at which such meetings shall be held.  Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any one of its members.  Except as otherwise provided by law, written notice (which for these purposes may be an electronic transmission) of each special meeting of a committee shall be delivered to each member of such committee at least two days before the day on which the meeting is to be held, or shall be telephoned to such member personally, not later than the day before the day on which the meeting is to be held.  Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Articles of Incorporation or these Bylaws.  Notice of any meeting of a committee need not be given to any member thereof who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing.

SECTION 3.  At each meeting of any committee the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when a committee consists of one member, then the one member shall constitute a quorum.  In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as so adjourned without further notice or waiver.  The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee.  Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business.

SECTION 4.  Any action required or permitted to be taken at a meeting of a committee of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of such committee.  Such consent shall have the same force and effect as a unanimous vote at a meeting.  The signed consent, or a signed copy, shall be placed in the minute book of the committee and the corporation.

SECTION 5.  Each committee shall keep minutes of its meetings and such minutes shall be submitted at each succeeding regular meeting of the Board of Directors at which a quorum is present; any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

SECTION 6.  Any member of a committee may resign from such committee at any time by giving written notice of such resignation to the Board of Directors, the Chairman, the President or the Secretary.  Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 7.  Any member of any committee may be removed from such committee at any time with or without cause by the Board of Directors.

SECTION 8.  If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.

SECTION 9.  If an Executive Committee is created by the Board of Directors in accordance with the provisions of Article IV Section 1 hereof, subject to applicable law, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; provided, however, that the Executive Committee shall not have power or authority to amend the Articles of Incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommend to the shareholders a dissolution of the corporation or a revocation of a dissolution, amend the Bylaws, or declare a dividend or authorize the issuance of Class A stock.

ARTICLE V

OFFICERS

SECTION 1.                                The officers of the corporation shall be chosen by the Board of Directors and shall consist of a President, one or more Vice-Presidents, a Secretary and a Treasurer. Each officer shall perform all duties that usually pertain to his office or that may be delegated to him by the Board of Directors.  The officers shall be elected at the annual meeting of the Board of Directors.

SECTION 2.                                In the case of any absence of any officer of the corporation or for any other reason that the Board may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, shareholder or agent for whatever period of time seems desirable.

SECTION 3.                                Each officer of the corporation shall hold such office until such officer’s successor shall have been elected and shall qualify, or until such officer’s death, or until such officer shall have resigned in the manner provided in Article V Section 4 or shall have been removed in the manner provided in Article V Section 5.

SECTION 4.                                Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman, the President or the Secretary.  Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.                                Any officer or agent appointed in accordance with the provisions of this Article V may be removed with or without cause by the Board of Directors or at any time by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

SECTION 6.                                A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 1.                                Each person who shall have served as director or officer of this corporation, or at its request as director or officer of another corporation in which it now owns or may hereafter own shares of capital stock or of which it now is or may hereafter be a creditor, shall be indemnified by the corporation against expenses and costs (including attorneys’ fees) actually and necessarily incurred by him in connection with any claim asserted against him, by action in court or otherwise, by reason of being or having been such director or officer, except when in any court proceeding he shall have been adjudged guilty of negligence or misconduct in respect of the matter in which indemnity is sought; provided, however, that the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled by law.

SECTION 2.                                Except as otherwise provided by law or by the Articles of Incorporation, the Bylaws of the corporation may be made, altered, amended or repealed by the holders of a majority of the shares of the capital stock of the corporation entitled to vote with respect thereto or by the Board of Directors at any regular or special meeting of the Board.